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                                                                  EXHIBIT 23.2













                      Consent of Coopers & Lybrand L.L.P.





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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of MAPICS, Inc. on Form S-8 of our report dated October 31, 1997, on our audits of the combined financial statements of MAPICS Inc. as of September 30, 1997 and 1996 and for each of the three years in the period ended October 30, 1997, which report is included in the Company's Annual Report on Form 10-K.


                                                   /s/ Coopers & Lybrand L.L.P.

Atlanta, Georgia,
March 30, 1998.